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                                                                  EXHIBIT (b)(8)


                            WINSLOEW FURNITURE, INC.


                       SUPPLEMENTAL FINANCIAL INFORMATION

                                  JULY 8, 1999



                        MANN, ARMISTEAD & EPPERSON, LTD.
                               INVESTMENT BANKING

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1.   PROJECTED FINANCIAL INFORMATION

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WINSLOEW FURNITURE, INC.
PROJECTED FINANCIAL INFORMATION
(Dollars in Thousands)
_______________________________________________________________________________



FYE - December 31                            Fiscal Year Ended(a)                               Projected(b)
                                             ____________________          _____________________________________________________

                                                1997      1998               1999           2000           2001           2002
                                             ________  ________            ________       ________      ________        ________

Net Sales                                    $122,145  $141,380            $159,684       $171,413     $184,289         $198,089

Cost of Goods Sold                             79,431    87,232              98,080        105,165      113,141          121,476
                                             ________  ________            ________       ________      ________        ________

     Gross Profit                              42,714    54,128              61,604         66,248       71,128           76,613

Selling, General & Administrative Exp.         22,419    24,246              27,236         27,539       29,289           31,041
                                             ________  ________            ________       ________      ________        ________

OPERATING INCOME                               20,295    29,882              34,368         38,709       41,839           45,572

Interest Expense                                2,296       635                 500              0         (500)          (1,000)
                                             ________  ________            ________       ________      ________        ________

Pre-Tax Income                                 17,999    29,247              33,868         38,709       42,339           46,572

Income Taxes                                    6,838    10,947              12,870         14,710       16,089           17,698

Net Income                                   $ 11,161  $ 18,300            $ 20,998       $ 23,999     $ 26,250         $ 28,874
                                             ________  ________            ________       ________      ________        ________
                                             ________  ________            ________       ________      ________        ________

Shares Outstanding                              7,563     7,624               7,500          7,500        7,500            7,500

Earnings Per Share                              $1.48     $2.40               $2.80       $   3.20     $   3.50         $   3.85

ADJUSTMENTS FOR CASH FLOW INFORMATION

Net Income                                   $ 11,163  $ 18,300            $ 20,998       $ 23,999     $ 26,250         $ 28,874
Less: Capital Expenditures                     (1,000)     (942)             (5,000)        (2,000)      (2,000)          (2,000)

Plus: Depreciation & Amortization               2,293     2,618               3,178          2,725        2,958            2,933
                                             ________  ________            ________       ________      ________        ________

Operating Cash Flow                          $ 12,453  $ 19,976            $ 19,176       $ 24,724     $ 27,208         $ 29,807
                                             ________  ________            ________       ________      ________        ________
                                             ________  ________            ________       ________      ________        ________


Notes:
__________________________________

(a) Financial information sourced from 10-K and 10-Q reports.

(b) Financial information reflects the Company's "Best-Case Projections"

________________________________________________________________________________

Mann, Armistead, & Epperson, Ltd.                                     Page 1

Investment Banking



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II.  DISCOUNTED CASH FLOW ANALYSIS


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WINSLOEW FURNITURE, INC.
Discounted Cash Flow Analysis
(Dollars in Thousands)



Discount                       Terminal Net Income Multiple
Rate               -----------------------------------------------------
--------           9.3x        9.7x       10.2x       10.7x       11.3x
                   -----      ------     -------     -------     -------

   9.8%           $80,520    $80,528    $80,528      $80,528     $80,528      Present Value of Cash Flows(a)
                  188,055    198,283    208,510      218,738     228,965      Present Value of Terminal Value(b)
                 --------   --------   --------     --------    --------
                  268,583    278,811    289,038      299,266     309,493      Total Present Value

                      (28)       (28)       (28)         (28)        (28)     Less Net Debt(c)
                 --------   --------   --------     --------    --------
                 $268,611   $278,839   $289,066     $299,294    $309,521      Net Present Value of Equity
                 ========   ========   ========     ========    ========
                   $33.80     $35.09     $36.38       $37.67      $38.95      Value Per Share(d)
                 ========   ========   ========     ========    ========
  10.0%           $78,666    $78,666    $78,666      $78,666     $78,666      Present Value of Cash Flows(a)
                  181,310    191,170    201,001      210,892     720,752      Present Value of Terminal Value(b)
                 --------   --------   --------     --------    --------
                  259,976    269,836    279,697      289,558     299,418      Total Present Value


                      (28)       (28)       (28)         (28)        (28)     Less Net Debt(c)
                 --------   --------   --------     --------    --------
                 $260,004   $269,864   $279,725     $289,586    $299,446      Net Present Value of Equity
                 ========   ========   ========     ========    ========
                   $32.72     $33.96     $35.20       $36.44      $37.69      Value Per Share(d)
                 ========   ========   ========     ========    ========

  11.0%           $76,871    $78,871    $76,871      $76,871     $76,871      Present Value of Cash Flows(a)
                  174,864    184,374    193,884      203,394     212,904      Present Value of Terminal Value(b)
                 --------   --------   --------     --------    --------
                  251,735    261,245    270,755      280,265     289,775      Total Present Value


                      (28)       (28)       (28)         (28)        (28)     Less Net Debt(c)
                 --------   --------   --------     --------    --------
                 $251,763   $261,273   $270,783     $280,293    $289,033      Net Present Value of Equity
                 ========   ========   ========     ========    ========
                   $31.68     $32.88     $34.08       $35.27      $36.47      Value Per Share(d)
                 ========   ========   ========     ========    ========

Notes:

(a) Based 1999-2002 projected cash flow based on the Company's internal projections.

(b) Based on a multiple of 2002 projected net income.

(c) Net Debt is defined as total debt outstanding, including capitalized leases, less cash and equivalents as of December 31, 1999.

           Debt and Capitalized Leases                    $1,447
           Cash and Cash Equivalents                     ($1,475)
                                                         ---------
                                                            ($28)

(d) Based on estimate of fully deleted shares outstanding.

Mann, Armistead & Epperson, Ltd.
Investment Banking                                                       Page 2